Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on 4/30/08.

This communication presents only an overview of the more complete Proxy materials that are available to you on internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The following materials are available for view:

Notice and Proxy Statement / Form 10K

To view this material, have the 12-digit Control #(s) available and visit: www.proxyvote.com	__________

If you want to receive a paper or e-mail copy of the above listed documents you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below on or before 4/16/08.	__________

To request material: Internet: www.proxyvote.com Telephone: 1-800-579-1639 **Email: sendmaterial@proxyvote.com

** If requesting material by e-mail please send a blank e-mail with the 12-digit Control (located on the following page) in the subject line.	__________

Requests, instructions and other inquiries will NOT be forwarded to your investment advisor.

INVITROGEN CORPORATION
		Vote In Person	__________
INVITROGEN CORPORATION C/O AMERICAN STOCK TRANSFER & TRUST COMPANY 6201 15TH AVENUE BROOKLYN, NY 11219

Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the Meeting you will need to request a ballot to vote these shares.

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Vote By Internet
To vote now by Internet go to WWW.PROXYVOTE.COM. Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your notice in hand when you access the web site and follow instruction.
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Meeting Location

The Annual Meeting for holders as of 2/29/28

is to be held on 4/30/08 at 8:00 a.m. PDT

at:	5781 Van Allen Way
Carisbad, CA 92008

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Voting items

1.	ELECTION OF DIRECTORS

	Nominees: 01) Balakrishnan S. Iyer, 02) Ronald A. Matricaria, and 03) W. Ann Reynolds, Ph.D, for three-year terms.	_________

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2.	RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR FISCAL YEAR 2008
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3.	AMENDMENT OF THE COMPANY’S 1998 EMPLOYEE STOCK PURCHASE PLAN
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4.	AMENDMENT OF THE COMPANY’S 2004 EQUITY INCENTIVE PLAN

Discretionary authority is hereby granted with respect to such other matters as may properly come before the Annual Meeting.

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